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                                                                   EXHIBIT 10.40


                              REDEMPTION AGREEMENT

                              REDEMPTION AGREEMENT dated as of December 31, 1996
                        (together with the Exhibits and Schedules hereto, this "Agreement"), between CORPORATE PROPERTY INVESTORS, a Massachusetts business trust ("CPI") and RODAMCO NORTH AMERICA B.V., a Netherlands company with limited liability ("Rodamco").

                             Preliminary Statement

            A. HRE Finance Inc., a Delaware corporation ("HRE"), and Wevervink B.V., a Netherlands company with limited liability, are direct or indirect subsidiaries of Rodamco (the "Rodamco Subsidiaries") and collectively are the record owners of 2,603,158 voting Series A Common Shares of Beneficial Interest in CPI (the "CPI Shares") and beneficial interests in 260,315.8 shares (the "CRC Shares") of Common Stock of Corporate Realty Consultants, Inc., a Delaware corporation ("CRC"; the CRC Shares, together with the CPI Shares being referred to herein collectively as the "Rodamco Shares"). The Rodamco Subsidiaries have assigned certain beneficial interests in the CPI Shares to the following Delaware corporations, which are indirect subsidiaries of Rodamco and direct subsidiaries of Hexalon Real Estate, Inc. (the "HRE Subsidiaries"): HRE North Star, Inc., HRE San Antonio, Inc., HRE Maplewood, Inc., HRE Minneapolis, Inc., HRE Countryside, Inc., and HRE Clearwater, Inc.

            B. CPI-North Star Corporation, a Delaware corporation and a wholly owned subsidiary of CPI, is the sole general partner ("CPI-North Star Corporation"), and CPI is the sole limited partner, of CPI-North Star Associates Limited Partnership, a Delaware limited partnership ("CPI- North Star") which owns a 62.5% partnership interest in The North Star Mall Joint Venture, a New York general partnership ("North Star Venture"). CPI-Countryside Corporation, a Delaware corporation and a wholly owned subsidiary of CPI ("CPI-Countryside Corporation"), is the sole general partner, and CPI is the sole limited partner, of Bellwether Properties of Florida (Limited), a Florida limited partnership ("Bellwether Florida"). CPI-Maplewood Corporation, a Delaware corporation and a wholly owned subsidiary of CPI ("CPI-Maplewood Corporation"), is the sole general partner, and CPI is the sole limited partner, of

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Maplewood Mall Associates Limited Partnership, a Delaware limited partnership
("Maplewood"). CPI-North Star Corporation, CPI-Countryside Corporation and CPI-Maplewood Corporation are each referred to herein individually as a "CPI Subsidiary" and collectively as the "CPI Subsidiaries"; CPI-North Star, Bellwether Florida and Maplewood are each referred to herein individually as a "Partnership" and collectively as the "Partnerships"; the interests of CPI and the CPI Subsidiaries in the Partnerships are each referred to herein as a "Partnership Interest" and collectively as the "Partnership Interests".

            C. The North Star Venture owns certain real property interests in a shopping center located in San Antonio, Texas commonly known as North Star Mall ("North Star Mall"). Bellwether Florida owns certain real property interests in a shopping center located in Pinellas County, Florida commonly known as Countryside Mall ("Countryside Mall"). Maplewood owns certain real property interests in a shopping center located in Maplewood, Minnesota and commonly known as Maplewood Mall ("Maplewood Mall"; and, collectively with North Star Mall and Countryside Mall, the "Malls").

            D. Rodamco and CPI have agreed that (i) Rodamco shall cause the Rodamco Subsidiaries to assign and transfer the Rodamco Shares to CPI and in exchange (ii) CPI shall transfer and shall cause the CPI Subsidiaries to transfer their respective Partnership Interests to one or more of the HRE Subsidiaries, all upon the terms and conditions as set forth in this Agreement (collectively the "Exchange Transactions").

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                              Exchange Transactions

            SECTION 1.01. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the First Closing (as hereinafter defined) (a) Rodamco shall (i) cause the Rodamco Subsidiaries and the HRE Subsidiaries to exchange, convey, assign, transfer and deliver to CPI, and CPI shall receive and accept all of their respective right, title and interest in and to, the CRC Shares and 1,514,215 of the CPI Shares (collectively, the "Initial Rodamco Shares") and (ii) deliver each of the documents

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listed in Section 3.02(b) to be delivered by Rodamco on or prior to the First
Closing Date, (b) (i) CPI shall, and shall cause CPI-Countryside Corporation to, exchange, convey, assign, transfer and deliver to HRE Countryside, Inc., and HRE Clearwater, Inc., and HRE Countryside, Inc., and HRE Clearwater, Inc., shall receive and accept all right, title and interest in and to the Partnership Interests of CPI and CPI-Countryside Corporation in Bellwether Florida and (ii) CPI shall, and shall cause CPI- Maplewood Corporation to, exchange, convey, assign, transfer and deliver to HRE Maplewood, Inc., and HRE Minneapolis, Inc., and HRE Maplewood, Inc., and HRE Minneapolis, Inc. shall receive and accept all right, title and interest in and to the Partnership Interests of CPI and CPI-Maplewood Corporation in Maplewood and (c) CPI shall (i) pay to Rodamco or its designee $11,447,000 (less the $850,000 credit due CPI pursuant to Section 2.05) by wire transfer of Federal funds to an account designated by Rodamco in a written notice to CPI (the "Cash Payment") in each case in consideration for the CRC Shares and the CPI Shares included in the Initial Rodamco Shares in accordance with the allocation set forth on Schedule 1.01 and (ii) deliver each of the documents listed in Section 3.02(a) to be delivered by CPI on or prior to the First Closing Date.

            SECTION 1.02. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Second Closing (as hereinafter defined) (a) Rodamco shall (i) cause the Rodamco Subsidiaries and the HRE Subsidiaries to exchange, convey, assign, transfer and deliver to CPI and CPI shall receive and accept all of their respective right, title and interest in and to 1,088,943 of the CPI Shares (the "Remaining Rodamco Shares") and (ii) deliver each of the documents listed in Section 3.03(b) to be delivered by Rodamco on or prior to the Second Closing Date and (b) CPI (i) shall, and shall cause CPI-North Star Corporation to, exchange, convey, assign, transfer and deliver to HRE North Star, Inc., and HRE San Antonio, Inc., and HRE North Star Inc., and HRE San Antonio, Inc. shall receive and accept, all right, title and interest in and to the Partnership Interests of CPI and CPI-North Star Corporation in CPI-North Star, in consideration for the Remaining Rodamco Shares in accordance with the allocation set forth on Schedule 1.01 and (ii) shall deliver each of the documents listed in Section 3.03(a) to be delivered by CPI on or prior to the Second Closing Date.

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                                   ARTICLE II

                                    Expenses

            SECTION 2.01. Each of Rodamco and CPI shall pay 50% of all costs, fees and expenses of (a) the examination of title and issuance by First American Title Insurance Company (the "Title Company") of standard ALTA Owners' policies of title insurance insuring the owning Partnership's interest in (i) Bellwether Florida for $116,000,000 and (ii) Maplewood for $86,300,000; provided that Rodamco shall pay all costs related to any special endorsements (other than non-imputation endorsements) or other coverage requested by it and (b) basic ALTA/ACSM minimum standard detail surveys of Maplewood Mall and Countryside Mall, provided that Rodamco shall pay all survey costs related to any "Table A" survey items it may request.

            SECTION 2.02. Each of CPI and Rodamco shall pay in a timely manner 50% of all state and local recording, documentary stamp, "intangibles", realty or stock transfer, recording and/or sales and other transactional taxes (other than income or capital gains taxes) due or ultimately determined to be due in connection with or in respect of the Exchange Transactions. Rodamco shall have no liability in respect of any excise taxes incurred by CPI pursuant to Section 4981 of the Internal Revenue Code (or similar state or local tax laws) as a consequence of the Exchange Transactions.

            SECTION 2.03. Each of CPI and Rodamco shall pay 50% of (a) the fees and expenses of Lazard Freres & Co. L.L.C. in connection with its representation of CPI with respect to the Exchange Transactions and its advice to CPI and its Board of Trustees regarding the fairness to CPI from a financial point of view of the Exchange Transactions in the amount of $750,000 plus expenses and (b) the fees and expenses of counsel to CPI and Rodamco in connection with the Exchange Transactions; provided that Rodamco shall pay 100% of any such fees and expenses of its counsel incurred in connection with Rodamco's due diligence review with respect to the Exchange Transactions.

            SECTION 2.04. Each of CPI and Rodamco shall pay 50% of the fees and expenses of Clayton Environmental Consultants, Inc., in connection with the preparation and delivery of "Phase I" environmental assessments of the Countryside Mall and the Maplewood Mall.

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            SECTION 2.05. CPI shall be entitled to a credit of $850,000 at the
First Closing in respect of certain matters. Such credit shall be treated by the parties for income tax purposes as a reduction in the consideration for the Rodamco Shares.

                                   ARTICLE III

                         Closing; Conditions of Closing

            SECTION 3.01. The closing of the transactions described in Section
1.01 (the "First Closing") shall occur on December 31, 1996 or on such other date in 1996 as shall be mutually agreed upon by Rodamco and CPI (the "First Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019; the closing of the transactions described in Section 1.02 (the "Second Closing") shall occur on January 2, 1997, or such other date in 1997 as shall be mutually agreed upon by Rodamco and CPI (the "Second Closing Date") at the location stated above.

            SECTION 3.02. (a) The obligation of Rodamco to cause the transfer of the Initial Rodamco Shares and to accept in exchange therefor the Partnership Interests in Bellwether Florida and Maplewood and the Cash Payment as described in Section 1.01 shall be conditioned expressly on the satisfaction of the following conditions as of the First Closing Date:

            (i) the representations and warranties of CPI contained in this Agreement shall be true, correct and complete in all material respects as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

            (ii) CPI shall have terminated or caused the termination of the existing management agreements with Pembrook Management, Inc., a New York corporation ("Pembrook"), relating to Maplewood Mall and Countryside Mall effective as of the First Closing Date;

            (iii) Pembrook shall have duly executed and delivered a new management agreement relating to Maplewood Mall and Countryside Mall, substantially in the form of Exhibit A hereto (the "Interim Management Agreement");

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            (iv) there shall have been issued by the Title Company a standard
      ALTA Owner's Title Insurance Policy insuring the owning Partnership's interest in Maplewood Mall and Countryside Mall in the amounts set forth in Section 2.01;

            (v) Rodamco shall have received an opinion dated the First Closing Date of Cravath, Swaine & Moore substantially in the form of Exhibit B;

            (vi) Rodamco shall have received satisfactory "Phase I" environmental assessments of Clayton Environmental Consultants, Inc., with respect to Maplewood Mall, Countryside Mall and North Star Mall;

            (vii) all consents or waivers which may be required from third parties with respect to the Exchange Transactions shall have been obtained;

            (viii) CPI shall have delivered to the applicable HRE Subsidiary duly executed Assignments (as hereinafter defined) relating to the Partnership Interests of CPI, CPI-Countryside Corporation and CPI-Maplewood Corporation in Bellwether Florida and Maplewood;

            (ix) CPI shall have delivered to Rodamco or its designee a standard owner's affidavit in the form of Exhibit D relating to each of Maplewood Mall and Countryside Mall;

            (x) CPI shall have delivered to Rodamco or its designee certified copies of the partnership agreements of CPI-Northstar, Bellwether Florida and Maplewood, good standing certificates issued by the Secretary of State of the jurisdiction of formation of each such Partnership and incumbency certificates, corporate resolutions and/or other evidence reasonably satisfac tory to Rodamco as to the authority of CPI to consummate the Exchange Transactions;

            (xi) CPI shall have delivered to Rodamco or its designee a FIRPTA certificate, duly executed and acknowledged by an officer of CPI, in the form of Exhibit E;

            (xii) CPI, CRC and the CPI Subsidiaries shall have duly executed and delivered to Rodamco a Release (as hereinafter defined) dated as of the First Closing Date;

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            (xiii) the partnership agreement of North Star Venture shall have been amended to reflect the substitution of CPI North Star for CPI as a partner therein;

            (xiv) CPI shall have delivered or caused to be delivered to Rodamco or its designee the consent of the lender under the mortgage relating to Countryside Mall with respect to the transfer of the Partnership Interests in Bellwether Florida; and

            (xv) CPI shall have delivered to Rodamco or its designee a copy of the partnership agreement of North Star Venture together with a certificate duly executed by CPI-North Star Corporation and North Star Mall, Inc. stating that such copy is true and complete and has not been amended.

            (b) The obligation of CPI to transfer or cause the transfer of the Partnership Interests in Bellwether Florida and Maplewood and to make the Cash Payment and to accept in exchange therefor the Initial Rodamco Shares as described in Section 1.01 shall be conditioned expressly on the satisfaction of the following conditions as of the First Closing Date:

            (i) the representations and warranties of Rodamco contained in this Agreement shall be true, correct and complete in all material respects as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

            (ii) Rodamco shall have caused the Rodamco Subsidiaries and the HRE Subsidiaries to deliver to CPI assignments of beneficial interests in the Initial Rodamco Shares and the certificates representing the Initial Rodamco Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any, affixed;

            (iii) CPI shall have received an opinion dated the First Closing Date of Arnall, Golden & Gregory, LLP, substantially in the form of Exhibit G;

            (iv) Mr. Cecil Conlee (as well as any other designee of Rodamco then serving on the Board of Trustees of CPI) shall have resigned from the Board of Trustees of CPI and all committees thereof, effective as of the First Closing Date;

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            (v) Lazard Freres & Co. L.L.C. shall have delivered to CPI an opinion to the effect that the consideration to be received by CPI pursuant to the Exchange Transactions will be fair to CPI from a financial point of view;

            (vi) no demand for registration of any Rodamco Shares under the Securities Act of 1933, as amended, shall have been made;

            (vii) Rodamco, Rodamco N.V., the Rodamco Subsidiaries and the Partnerships shall have duly executed and delivered to CPI a Release dated as of the First Closing Date;

            (viii) Rodamco shall have delivered or caused to be delivered to CPI certified resolutions, incumbency certificates and/or other evidence reasonably satisfactory to CPI as to the authority of Rodamco and the Rodamco Subsidiaries to consummate the transaction contemplated hereby; and

            (ix) Rodamco and HRE Maplewood, Inc., HRE Minneapolis, Inc., HRE Countryside, Inc., and HRE Clearwater, Inc., as applicable, shall have delivered duly executed Assignments relating to the Partnership Interest of CPI, CPI-Countryside Corporation and CPI-Maplewood Corporation in Bellwether Florida and Maplewood.

            SECTION 3.03. (a) The obligation of Rodamco to cause the transfer of the Remaining Rodamco Shares and to accept in exchange therefor the Partnership Interests in CPI-North Star as described in Section 1.02 shall be conditioned expressly upon the satisfaction of the following conditions as of the Second Closing Date:

            (i) the First Closing shall have occurred in 1996;

            (ii) CPI shall have delivered to Rodamco or its designee a duly executed Assignment relating to the Partnership Interest of CPI and CPI-North Star Corporation in CPI- North Star; and

            (iii) CPI, CRC and the CPI Subsidiaries shall have duly executed and delivered to Rodamco a Release dated as of the Second Closing Date.

            (b) The obligation of CPI to transfer or cause the transfer of the Partnership Interests in CPI-North Star

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and to accept in exchange therefor the Remaining Rodamco Shares as described in
Section 1.02 shall be conditioned expressly upon the satisfaction of the following conditions as of the Second Closing Date:

            (i) the First Closing shall have occurred in 1996;

            (ii) Rodamco shall have caused the Rodamco Subsidiaries and the HRE Subsidiaries to deliver to CPI assignments of beneficial interests in the Remaining Rodamco Shares and the certificates representing the Remaining Rodamco Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any, affixed;

            (iii) Rodamco, HRE North Star, Inc., and HRE San Antonio, Inc., shall have delivered a duly executed Assignment relating to the Partnership Interest of CPI and CPI-North Star Corporation in CPI-North Star; and

            (iv) Rodamco, Rodamco N.V., the Rodamco Subsidiaries and the Partnerships shall have duly executed and delivered to CPI a Release dated as of the Second Closing Date.

            (c) Rodamco covenants and agrees that each of the representations and warranties set forth in Article VI, to the extent relating to the Remaining Rodamco Shares or any of the Exchange Transactions contemplated by the Second Closing, shall be true and correct in all material respects on the Second Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

            (d) Rodamco covenants and agrees that it shall not make or suffer to be made any demand for registration of any of the Rodamco Shares under the Securities Act of 1933, as amended.

            (e) Rodamco hereby covenants and agrees that, as soon as practicable following the First Closing or the Second Closing, as applicable, it shall, or shall cause its applicable designee to, at the sole expense of Rodamco or such designee, take all actions necessary or appropriate in order to change the names of Bellwether Florida and CPI-North Star such that the terms "Bellwether" and "CPI", as applicable, shall be eliminated therefrom.

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            (f) CPI covenants and agrees that each of the representations and warranties set forth in Article V, to the extent relating to CPI-North Star and the Partnership Interests therein or any of the Exchange Transactions contemplated by the Second Closing, shall be true and correct in all material respects on the Second Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

            SECTION 3.04. CPI and Rodamco shall each have the right to waive any conditions to their respective obligations under this Agreement, provided that any such waiver shall be in writing. The parties acknowledge and agree that if CPI or Rodamco has knowledge of a failure of any condition to such party's obligations hereunder as set forth in this Article III, including without limitation, the knowledge of either CPI or Rodamco that any representation or warranty made to them hereunder is not true and correct, and CPI or Rodamco, as applicable, proceeds with the First Closing or the Second Closing, as applicable, such party shall be deemed to have waived such condition and such party and its successors, assigns and affiliates shall not be entitled to be indemnified pursuant to Article X, to sue for breach of such warranty or representation so made herein, notwithstanding anything to the contrary contained herein or in any certificate pursuant hereto. Rodamco acknowledges that it shall be deemed to have knowledge of all matters set forth in estoppel certificates delivered to Rodamco (or its agents or representations) prior to the First Closing Date. As used in this Agreement, the phrase "knowledge of Rodamco" and any variations thereof shall mean, as of any date of determination, the actual knowledge or awareness, with no duty to make inquiry with respect thereto, as of such date, of Dale R. Gilomen, Lisa Saylor and Thomas F. Heyse.

                                   ARTICLE IV

                               Closing Adjustments

            SECTION 4.01. Within 60 days following the Second Closing Date, CPI shall deliver to Rodamco a certificate of the Chief Financial Officer or Controller of CPI, setting forth the Net Adjustment Amount (as defined below) (the "Certificate"). The Certificate shall set forth in reasonable detail calculations relating to the determination of the Net Adjustment Amount. Rodamco or its designee shall cause the Partnerships and their respective employees to assist CPI at Rodamco's expense, in the preparation of the Certificate and shall, to the extent within its authority so

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to do, provide CPI and its agents and representatives access at all reasonable times to the personnel, properties, books and records of the Partnerships and the North Star Venture for such purpose. CPI shall have the primary responsibility and authority for preparing the Certificate; provided that CPI shall, upon request, inform Rodamco or Rodamco's independent accountants from time to time of the status of the preparation of the Certificate; provided, further, that such 60 day period following the Second Closing Date shall be extended in the event that CPI shall not have adequate access to the personnel, properties, books and records of the North Star Venture sufficient to permit it to reasonably prepare the Certificate.

            During the 30-day period following Rodamco's receipt of the Certificate, Rodamco and its independent accountants shall be permitted to review the working papers or other documents and papers on which the working papers are based relating to the Certificate. The Certificate as to the matters stated therein shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Rodamco gives written notice of its disagreement with the Certificate (a "Notice of Disagreement") to CPI prior to such date with any matters not so disagreed with being final and binding on the parties. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) be accompanied by a certificate of Rodamco that it has complied with the covenants set forth in Section 4.03. If a Notice of Disagreement is received by CPI in a timely manner, then the Certificate as to the matters stated therein with which Rodamco has disagreed (as revised in accordance with clause (I) or (II) below) shall become final and binding upon CPI and Rodamco on the earlier of (I) the date CPI and Rodamco resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

            During the 30-day period following the delivery of a Notice of Disagreement, CPI and Rodamco shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. During such period CPI shall have access to the working papers of Rodamco relating to the Notice of Disagreement. At the end of such 30-day period, CPI and Rodamco shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution of any and all matters which remain in dispute and which were properly

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included in the Notice of Disagreement. The Accounting Firm shall be Arthur
Andersen & Co. or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be reasonably agreed upon by the parties hereto in writing. The determination of the Accounting Firm as to such matters shall be final and binding on the parties hereto, and CPI and Rodamco agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 4.01 shall be borne by Rodamco and CPI in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

            SECTION 4.02. (a) Within three business days of the date on which the Certificate is deemed to be final, if the Net Adjustment Amount is negative, CPI will pay such amount to Rodamco or its designee, and if the Net Adjustment is positive, Rodamco will pay such amount to CPI, in immediately available funds.

            (b) As used herein, the "Net Adjustment Amount" means the amount obtained by subtracting (x) the Closing Date Adjustment Amount from (y) the sum (positive or negative) of the Bellwether Working Capital Adjustment Amount, the North Star Working Capital Adjustment Amount and the Maplewood Working Capital Adjustment Amount, all as defined below.

            (c) The "Bellwether Working Capital Adjustment Amount" means the Working Capital (as defined below) of Bellwether Florida as of the First Closing Date. The "North Star Working Capital Adjustment Amount" means the Working Capital of CPI-North Star as of the Second Closing Date; provided, however, that if CPI-North Star did not make any cash distributions to its partners in the period from December 31, 1996, to the Second Closing Date, then the Working Capital of CPI-North Star as of the Second Closing Date shall be deemed to be equal to the Working Capital of CPI-North Star as of December 31, 1996, which Working Capital shall reflect accruals from North Star Venture. The "Maplewood Working Capital Adjustment Amount" means the Working Capital of Maplewood as of the First Closing Date. The "Working Capital" of a Partnership as of any date means the amount (positive or negative) obtained in accordance

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with the computations with respect to such Partnership set forth on Schedule
4.02. The "Closing Date Adjustment Amount" means the sum of (i) the product of
(x) $2,839,153 and (y) a fraction, the numerator of which shall be the number of days elapsed from November 15, 1996, to the First Closing Date and the denominator of which shall be 92, and (ii) the product of (x) $2,041,768 and (y) a fraction, the numerator of which shall be the number of days elapsed from November 15, 1996, to the Second Closing Date and the denominator of which shall be 92.

            SECTION 4.03. Rodamco agrees that following the applicable Closing, until the Certificate shall become final and binding on Rodamco as provided in
Section 4.01, it shall not take any action with respect to the accounting books and records of any Partnership on which the Certificate is to be based that are not consistent with the applicable Partnership's past practices (solely with respect to matters pertaining to the Certificate).

            SECTION 4.04. During the period of time from and after the Second Closing Date through the resolution of any ultimate determination of the Net Adjustment Amount contemplated by this Article IV, Rodamco shall cause each Partnership and, to the extent within its control, the North Star Venture to afford to CPI and any accountants, counsel or financial advisers retained by CPI in connection with the determination of the Net Adjustment Amount reasonable access during normal business hours to all the Partnerships' properties, books, contracts, personnel and records relevant to the adjustment contemplated by this
Article IV.

                                    ARTICLE V

                      Representations and Warranties of CPI

            CPI represents and warrants to Rodamco and its successors and assigns that:

            SECTION 5.01. The factual statements contained in paragraph B of the Preliminary Statement are true, correct and complete in all material respects.

            SECTION 5.02. (a) CPI is a voluntary association of the type commonly known as a business trust duly organized and existing under the laws of the Commonwealth of Massachusetts, and is authorized to own its property and conduct its business in each jurisdiction where it is required to be so authorized, except to the extent the

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failure to so qualify would not have a material adverse effect on CPI's consolidated business, properties or financial position.

            (b) CPI-North Star has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware and is registered as a foreign limited partnership in the State of Texas. CPI has previously furnished to Rodamco a true, correct and complete copy of the partnership agreement of CPI North Star dated as of November 12, 1996 between CPI-North Star Corporation and CPI (the "North Star Agreement"). CPI-North Star Corporation is the sole general partner and CPI is the sole limited partner of CPI-North Star. CPI-North Star Corporation and CPI own their respective Partnership Interests in CPI-North Star under the North Star Agreement free and clear of all liens, pledges, security interests or other encumbrances. CPI- North Star is not and has not during its existence engaged in any business other than the ownership of a 62.5% partnership interest in North Star Venture and owns no assets and has no liabilities which do not relate to such business.

            (c) Bellwether Florida has been duly formed and is validly existing as a limited partnership under the laws of the State of Florida. CPI has previously furnished to Rodamco a true, correct and complete copy of the amended and restated partnership agreement of Bellwether Florida dated as of November 15, 1996 between CPI-Countryside Corporation and CPI (the "Bellwether Agreement"). CPI-Countryside Corporation is the sole general partner and CPI is the sole limited partner of Bellwether Florida. CPI-Countryside Corporation and CPI own their respective Partnership Interests in Bellwether Florida under the Bellwether Agreement free and clear of all liens, pledges, security interests or other encumbrances. Bellwether Florida is not and has not during its existence engaged in any business other than the ownership and operation of Countryside Mall and owns no assets and has no liabilities which do not relate to such business.

            (d) Maplewood has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware and is registered as a foreign limited partnership in the State of Minnesota. CPI has previously furnished to Rodamco a true, correct and complete copy of the partnership agreement of Maplewood dated as of November 22, 1996 between CPI-Maplewood and CPI (the "Maplewood Agreement"). CPI-Maplewood Corporation is the sole general partner and CPI is the sole limited partner of

Maplewood. CPI-Maplewood Corporation and CPI own their respective Partnership Interests in Maplewood under the Maplewood Agreement free and clear of all liens, pledges, security interests or other encumbrances. Maplewood is not and has not during its existence engaged in any business other than the ownership and operation of Maplewood Mall and owns no business and has no liabilities which do not relate to such business.

            (e) The CPI Subsidiaries are corporations duly organized and existing under the laws of the State of Delaware, and each is authorized to own its property and conduct its business in each jurisdiction where it is required to be so authorized.

            (f) CPI has the legal right, power and authority to enter into this Agreement and perform all its obligations hereunder, and the execution and delivery of this Agreement and all documents contemplated by this Agreement by CPI, and the performance by CPI of its obligations hereunder and under the documents contemplated by this Agreement (i) have been duly authorized by all requisite action, (ii) will not conflict with, or result in a breach or violation of or default under, or be modified, restricted or precluded by, (A) any of the terms, conditions and provisions of its Second Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), or its Trustees' Regulations (B) any order, judgment, writ, injunction or decree of any court or governmental instrumentality which has been served or otherwise given to CPI,
(C) any agreement or instrument to which CPI or any of the Partnerships is a party or by which CPI or any of the Partnerships is bound, or to which CPI or any of the Partnerships is subject, (D) any law or regulation of the United States or any Federal, state or local governmental authority and (iii) do not require the consent or approval of any person or entity (other than as have been obtained and delivered to Rodamco on or prior to the date hereof). This Agreement and all documents executed and delivered by CPI in connection with this Agreement constitute legal, valid and binding obligations of CPI (subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the enforceability of the indemnification provisions hereof may be limited by federal securities law and public policy considerations).

            (g) The CPI Subsidiaries have the legal right, power and authority to execute and deliver all documents contemplated by this Agreement to be executed and delivered by them, respectively, and the performance by each of its obligations under such documents (i) have been duly authorized by all requisite corporate action, (ii) will not conflict with, or result in a breach or violation of or default under, or be modified, restricted or precluded by, (A) any of the terms, conditions and provisions of their respective certificates of incorporation or by-laws, (B) any order, judgment, writ, injunction or decree of any court or governmental instrumentality which has been served or otherwise given to any of them, (C) any agreement or instrument to which any of them is a party or by which any of them is bound, or to which any of them or their respective Partnership Interests or the Partnerships are subject, (D) any law or regulation of the United States or any Federal, state or local governmental authority and (iii) do not require the consent or approval of any person or entity (other than as have been obtained and delivered to Rodamco on or prior to the date hereof). All documents executed and delivered by the CPI Subsidiaries in connection with this Agreement constitute their respective legal, valid and binding obligations (subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the enforceability of the indemnification provisions hereof may be limited by federal securities law and public policy considerations).

            SECTION 5.03. (a) CPI has not received any written notice from any governmental authority having jurisdiction thereover that (i) Maplewood Mall or Countryside Mall or the current use, development, construction, management, maintenance, servicing, operation and occupancy of Maplewood Mall or Countryside Mall, materially violates any applicable law, ordinance, rule, regulation, order or requirement of such governmental authority.

            (b) CPI has not received any written notice that any certificate of occupancy or any other license or permit required by any law or regulation for the proper use and operation of Maplewood Mall or Countryside Mall is not in full force and effect.

            (c) CPI has not received written notice of, and to the knowledge of CPI there are no, violations, liabilities, suits, proceedings, orders, decrees or judgments relating to Hazardous Material or Hazardous Material Laws (both terms as defined below), against, or with respect to, Maplewood Mall or Countryside Mall or any part thereof. "Hazardous Materials" means asbestos and any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials; insecticides, fungicides and rodenticides, except used in normal applications; crude oil, petroleum or fractions thereof, chlorofluorocarbons and urea formaldehyde and any items included in the definition of hazardous or toxic wastes, materials or substances under the Hazardous Material Laws. "Hazardous Material Laws" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act of 1986 42 U.S.C. ss. 9601, as amended by the Superfund Amendments and Reauthorized Act of 1986, the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq., and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, decrees now in effect.

            SECTION 5.04. (a) To the knowledge of CPI, there are no proceedings that could have the effect of impairing or restricting the current access between Maplewood Mall or Countryside Mall respectively, and public streets, roads and highways adjoining either of them.

            (b) CPI has not received any written notice of any curtailment, moratorium or other limitation of service of any utility supplied to Maplewood Mall or Countryside Mall.

            SECTION 5.05. True, correct and complete copies of all material service contracts relating to the operation and maintenance of Maplewood Mall and Countryside Mall, respectively, have been furnished by CPI to Rodamco and are listed on Schedule 5.05.

            SECTION 5.06. (a) CPI has previously delivered to Rodamco a rent roll (the "Rent Roll") which sets forth a list of all tenants other than tenants the tenancies of which may be terminated by the landlord on not more than one month's notice and other than tenants the terms of the tenancies of which shall expire prior to or on January 31,

1997 ("Tenants") with leases of premises at Countryside Mall and Maplewood Mall. The Rent Roll accurately sets forth, for all Tenants' leases, (i) the "DBA" name of the Tenant, (ii) the suite number or other appropriate designation of the space occupied, (iii) the number of square feet of rentable or gross leasable area, as applicable, (iv) the annual base rent payable thereunder, (v) the term of each such lease, including commencement date and expiration date and (vi) the dates of basic rent step-ups and the annual rates of such stepped-up rent.
Exhibit 5.06(a) accurately and completely lists all Tenants' leases as of the date hereof by date and identity of Tenant as set forth on the Rent Roll (the "Leases").

            (b) The Leases have been executed and delivered by the parties thereto and the copies of the Leases made available to Rodamco are true, correct and complete.

            (c) CPI has not given, made or received any written notice of material default with respect to any of the Leases (other than as may be set forth in Exhibit 5.06(c)).

            SECTION 5.07. There are no pending, nor has CPI received any written notice of threatened, actions or proceedings (including, without limitation, condemnation or eminent domain proceedings or proceedings in the nature or in lieu thereof) against CPI, Bellwether Florida or Maplewood relating to or adversely affecting the right, title or interest of any of them respectively, in or to Maplewood Mall or Countryside Mall or any part thereof.

            SECTION 5.08. Exhibit 5.08 accurately and completely lists all documents comprising the agreements between Bellwether Florida, Maplewood and the "anchors" at Countryside Mall and Maplewood Mall (the "Mall Agreements") as of the date hereof by caption, date and parties. Neither Bellwether Florida, Maplewood nor any other party to any Mall Agreement has given, made or received any written notice of default with respect to a material default thereunder that remains outstanding.

            SECTION 5.09. As used in this Agreement, the phrases "to the knowledge of CPI" and any variations thereof shall mean, as of any date of determination, the actual knowledge or awareness, with no duty to make inquiry with respect thereto, as of such date, of J. Michael Maloney or Jane Fortenberry (as to Maplewood Mall only), G. Martin Fell or Robert J. Ross (as to Countryside Mall only) and Harold E. Rolfe (as to litigation matters only).

            SECTION 5.10. Since September 30, 1996, CPI has not materially altered its policies (including cash flow distribution policies) with respect to the management of Countryside Mall and Maplewood Mall.

            SECTION 5.11. None of CPI, CPI North Star Corporation or CPI North Star has any lien or other security interest in the interest of North Star Mall Limited Partnership or North Star Mall, Inc., in North Star Venture.

                                   ARTICLE VI

                    Representations and Warranties of Rodamco

            Rodamco hereby represents and warrants to CPI and its successors and assigns that:

            SECTION 6.01. The factual statements contained in Paragraph A of the Preliminary Statement are true, correct and complete in all material respects.

            SECTION 6.02. Rodamco is a company with limited liability duly organized and existing under the laws of the Netherlands and is authorized to own its property and conduct its business in each jurisdiction where it is required to be so authorized.

            SECTION 6.03. Rodamco has the legal right, power and authority to enter into this Agreement and perform all its obligations hereunder, and the execution and delivery of this Agreement and all documents contemplated by this Agreement by Rodamco and the performance by Rodamco of its obligations hereunder and under the documents contemplated by this Agreement (a) have been duly authorized by all requisite corporate action, (b) will not conflict with, or result in a breach or violation of, or be modified, restricted or precluded by,
(i) any of the terms, conditions and provisions of its organizational documents,
(ii) any order, judgment, writ, injunction or decree of any court or governmental instrumentality which has been served or otherwise given to Rodamco, (iii) any agreement or instrument to which Rodamco is a party or by which it is bound or (iv) any law or regulation of the United States or any Federal, state or local governmental authority and (c) do not require the consent or approval of any person or entity. This Agreement and all documents executed and delivered by Rodamco in connection with this Agreement constitute legal, valid and binding obligations of Rodamco (subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the enforceability of the indemnification provisions hereof may be limited by federal securities law and public policy considerations).

            SECTION 6.04. HRE Finance Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware. Wevervink B.V. is a company with limited liability duly organized and existing under the laws of the Netherlands. Each Rodamco Subsidiary is authorized to own its property and conduct its business in each jurisdiction where it is required to be so authorized. Each HRE Subsidiary is a corporation duly organized and validly existing under the laws of the State of Delaware and is authorized to own its property and conduct its business in each jurisdiction where it is required to be so authorized.

            SECTION 6.05. The Rodamco Subsidiaries and the HRE Subsidiaries have the legal right, power and authority, respectively, to execute and deliver all documents required to be executed and delivered by them, respectively, and the performance by each of its obligations under such documents (a) have been duly authorized by all requisite corporate action, (b) will not conflict with, or result in a breach or violation of, or be modified, restricted or precluded by,
(i) any of the terms, conditions and provisions of their respective certificates of incorporation or by-laws (or other organizational documents), (ii) any order, judgment, writ, injunction or decree of any court or governmental instrumentality which has been served or otherwise been given to any of them,
(iii) any agreement or instrument to which any of them is subject or (iv) any law or regulation of the United States or any Federal, state of local governmental authority and (c) do not require the consent or approval of any person or entity. All documents executed and delivered by the Rodamco Subsidiaries and the HRE Subsidiaries in connection with this Agreement constitute their respective legal, valid and binding obligations (subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the enforceability of the indemnification provisions hereof may be limited by federal securities law and public policy considerations).

            SECTION 6.06. The Rodamco Subsidiaries and the HRE Subsidiaries collectively own all right, title and interest in and to the Rodamco Shares free and clear of any liens, pledges, security interests or other encumbrances of any kind whatsoever. Neither Rodamco nor the Rodamco Subsidiaries are parties to any agreements affecting the Rodamco Shares other than this Agreement or other documents executed in connection with this Agreement; the Rodamco Shares are the only shares of beneficial interest in CPI owned or controlled by Rodamco, the Rodamco Subsidiaries, Rodamco N.V. or any affiliate of any of them.

                                   ARTICLE VII

                              Condition of Premises

            Rodamco acknowledges that each of it and the Rodamco Subsidiaries has inspected the Malls and reviewed the Partnerships and the North Star Venture, that it has received copies of and has reviewed the Mall Agreements, the Bellwether Agreement, the Maplewood Agreement and the North Star Agreement, that is has received copies of such other documents as it has requested and that it agrees to accept the Malls "as is" and in their present condition. Rodamco on behalf of itself, the Rodamco Subsidiaries and the HRE Subsidiaries acknowledges and agrees that except as expressly set forth in the Assignments and the Releases, and in this Agreement and the Exhibits and Schedules hereto, CPI (and its affiliates) are making no representations, promises, warranties, guarantees, statements or projections regarding the physical condition, habitability, leases, layout, footage, income and revenue, rents, expenses, zoning, operations, occupancy percentages or rates, environmental condition, the presence or absence of hazardous substances, compliance with applicable laws and regulations, including zoning and building codes, the status of development rights or potential, or any matter respecting, affecting, or pertaining to the Malls, or any part thereof, or with respect to the financial condition of the North Star Venture or any Partnership (or related entity). With respect to any items of personal property, CPI has not made and does not make any representations, promises or warranties, express or implied, dealing with merchantability, fitness for use or condition thereof, and Rodamco agrees that none have been made. Without limiting the generality of the foregoing, no environmental assessment or audit report or title policy furnished by CPI (or any of its affiliates) to Rodamco (or any of its affiliates) shall be deemed a representation or warranty by CPI (or any of its affiliates) as to any of the information contained therein. Notwithstanding anything else in this Agreement to the contrary, CPI shall have no obligation to Rodamco (or its affiliates) with regard to compliance or failure of compliance under the Americans with Disabilities Act ("ADA") in connection with the Malls, and, without limiting the generality of the foregoing, (i) none of CPI's (or any of its affiliates') representations and warranties (including, without limitation, those representation and warranties set forth in Article V) shall be interpreted to include any representation or warranty with regard to compliance by the Malls with the ADA and (ii) CPI shall have no obligation to cure any violation of law arising under the ADA (or to adjust the Working Capital of any Partnership to reflect the cost thereof).

            Rodamco further acknowledges that it is a sophisticated purchaser of real estate and interests in partnerships directly or indirectly owning real estate and that its decision to consummate the transactions contemplated by this Agreement is based upon its own independent expert evaluation of the Malls, the Partnerships, the North Star Venture and other materials and information deemed relevant by Rodamco and its agents. In entering into this Agreement, Rodamco has not relied upon any oral or written representations from CPI or any of CPI's Trustees, officers, employees, affiliates, agents or representatives other than the representations and warranties of CPI (or its affiliates) expressly set forth in this Agreement or in the Assignments or the Releases. Nothing contained in this Article VII is intended to or shall affect the liability of CPI or the CPI Subsidiaries under this Agreement, the Assignments or the Releases in the event of any breach by it of any representation or warranty contained in this Agreement or any default by it in performing its obligations under this Agreement, the Assignments or the Releases. In addition, nothing contained in this Article VII shall in any way constitute a waiver by Rodamco of its right to rely on the representations or warranties of CPI contained in this Agreement or to pursue any remedies available to Rodamco in connection with the breach of any such representations or warranties.

                                  ARTICLE VIII

                                     Records

            SECTION 8.01. The following documents and other items relating to each of Countryside Mall and Maplewood Mall will become the property of Rodamco and, to the extent in the possession of CPI and in accordance with the provisions of the Interim Management Agreement, will be turned over to Pembrook, either directly or by delivery to the management offices of the applicable Mall, at the applicable Closing:

            (a) the original executed copies of all Leases, Lease correspondence, Mall Agreements and service contracts, if available, and accurate, legible and certified photocopies thereof where the original executed copies are unavailable;

            (b) any and all plans, specifications and drawings relating to such Mall;

            (c) all building permits, permanent certificates of occupancy or certificates of compliance which relate to any improvements constituting part of such Mall; and

            (d) 1996 accounting and billing records relating to such Mall.

            SECTION 8.02. CPI shall turn over to Rodamco, at the applicable Closing, all books and records of CPI in CPI's possession relating to the Partnerships, the Partnership Interests and the North Star Venture and shall cause the accounting and billing records relating to the Maplewood Mall or Countryside Mall, to the extent in CPI's possession for all years prior to 1996 to be made available to Rodamco or the applicable HRE Subsidiary upon request in connection with the preparation of financial statements or for other reasonable business purposes. Rodamco shall cause such books and records relating to the Partnership to be made available to CPI upon request in connection with the preparation of financial statements or tax returns or for other reasonable business purposes.

                                   ARTICLE IX

                                     Notices

            SECTION 9.01. Any notice required or permitted to be given under the provisions of this Agreement shall be given by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service providing dated evidence of delivery, by hand delivery against receipt, or by telecopy followed by mail or courier delivery as provided herein. Notices shall be directed as follows or to such other address as such party shall have designated by notice to the other parties in the manner herein provided:

                 To CPI:

                 In care of Corporate Property Investors
                 Three Dag Hammarskjold Plaza
                 305 East 47th Street
                 New York, New York 10017
                 Attention of General Counsel
                 Fax: (212) 759-7087

            with a copy to:

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, New York 10019
                 Attention of Kevin J. Grehan, Esq.
                 Fax: (212) 474-3700

                 To Rodamco:

                 In care of CGR Advisors
                 950 East Paces Ferry Road
                 Atlanta, Georgia 30326
                 Attention of President
                 Fax: (404) 239-6096

            with a copy to:

                 Arnall Golden & Gregory LLP
                 2800 One Atlantic Center
                 1201 W. Peachtree Street
                 Atlanta, Georgia 30309

                 Attention of Paula A. Ball, Esq.
                 Fax: (404) 873-8717

            Notices shall be deemed given on the date of receipt when given by mail, courier or hand delivery, in each case on a business day, or, if given by telecopy, the date of telecopy if received by 3:00 p.m. on a business day, or, if not, the next business day and provided such telecopy notice is followed by mail, courier or hand delivery.

                                    ARTICLE X

                               Indemnity; Survival

            SECTION 10.01. (a) CPI agrees to indemnify, defend and hold Rodamco, its designees which receive Partnership Interests pursuant to this Agreement and their respective successors and assigns and present and former direct and indirect partners and their respective officers, directors, trustees, employees and affiliates harmless from and against any and all claims, damages, losses, liabilities and expenses, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses") suffered or incurred by any such person or entity arising from any breach of any representation or warranty of CPI contained in this Agreement which survives the First Closing Date; provided, that CPI shall have no liability under this sentence unless the aggregate of all claims, damages, losses, liabilities and expenses relating thereto for which CPI would, but for this proviso, be liable exceeds on a cumulative basis $250,000, and then to the full amount thereof.

            (b) Rodamco agrees to indemnify, defend and hold CPI and each CPI Subsidiary and their respective successors and assigns and present and former direct and indirect partners and their respective officers, directors, trustees, employees and affiliates harmless from and against any and all Losses suffered or incurred by any such person or entity arising from any breach of any representation or warranty of Rodamco contained in this Agreement which survives the First Closing Date; provided, that Rodamco shall have no liability under this sentence unless the aggregate of all claims, damages, losses, liabilities and expenses relating thereto for which Rodamco would, but for this proviso, be liable exceeds on a cumulative basis $250,000, and then to the full amount thereof.

            (c) In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

            If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, and diligently pursue the defense thereof in a prudent and commercially reasonable manner, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume and diligently pursue in a prudent and commercially reasonable manner the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

            If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include, at the expense of the indemnifying party, the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases each of the indemnifying party and the indemnified party completely in connection with such Third Party Claim provided that the indemnified party shall not be prejudiced in any manner. Otherwise, any such settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend shall be subject to the consent of the indemnified party not to be unreasonably withheld or delayed.

            Notwithstanding the foregoing, if any Third Party Claim involves a claim for which coverage is provided under any past or present insurance policy or for which such coverage would be provided but for any self-insured retention provision contained in such an insurance policy, the indemnifying party may, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor (i) assume the defense thereof with counsel selected solely in the discretion of the indemnifying party, (ii) withhold its consent for any reason to any admission of liability with respect to, or any settlement, compromise or discharge of, such Third Party Claim by the indemnified party and (iii) on behalf of the indemnified party, enter into any settlement, compromise or discharge of such Third Party Claim so long as its terms obligate the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim and release the indemnified party from such Third Party Claim. The indemnifying party shall control all aspects of the defense of such Third Party Claim and shall have no liability to the indemnified party for legal expenses incurred by the indemnified party in connection with the defense thereof subsequent to the assumption by the indemnifying party of the foregoing obligation to indemnify; provided that the indemnifying party shall, upon request, inform the indemnified party from time to time of the status of such defense. In connection with any such Third Party Claim, the indemnifying party shall have the right to assert and prosecute, with counsel selected by the indemnifying party in its sole discretion, in the name of the indemnified party or the indemnifying party, any claim for contribution, cross-claim, counterclaim or other claim seeking to recover all or any part of the cost or responsibility for such Third Party Claim and to apply any proceeds thereof to the satisfaction of such Third Party Claim, and the indemnified party shall not settle, compromise or discharge any such claim without the indemnifying party's consent.

            The indemnification required by Section 10.01(a) and 10.01(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Section 10.01(a) or 10.01(b) other than Third Party Claims shall be governed by Section 10.01(d).

            (d) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 10.01(a) or 10.01(b) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 10.01(a) or 10.01(b), except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 10 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Section 10.01(a) or 10.01(b), such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under
Section 10.01(a) or 10.01(b) and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

            (e) Environmental Claims. In the event Rodamco should have a claim against CPI under Section 10.01(a), 10.01(c) or 10.01(d) which relates to Hazardous Material Laws or Hazardous Materials, then in such event, notwithstanding anything to the contrary in Section 10.01(c) or 10.01(d), Rodamco or its designee shall give CPI written notice of any such claim for indemnification as soon as practicable. CPI shall thereafter defend the applicable claim against Rodamco with counsel reasonably approved by Rodamco, such approval not to be unreasonably withheld. The failure of Rodamco to give the written notice required by the first sentence of this paragraph 10.01(e) shall not release or limit in any way the indemnification obligation of CPI, except to the extent that CPI shall be prejudiced by such failure. Thereafter, all other provisions of Section 10.01(c) and (d) shall apply.

            SECTION 10.02. The representations and warranties set forth in this Agreement shall survive the First Closing Date solely for purposes of Sections 10.01(a) and (b) and shall terminate at the close of business on the first anniversary of the First Closing Date, except that the representations and warranties of CPI contained in the penultimate sentences of Sections 5.02(b),
(c) and (d) and the representations and warranties of Rodamco contained in the first sentence of Section 6.06 shall survive indefinitely. All other provisions of this Agreement shall survive indefinitely.

                                   ARTICLE XI

                                  Miscellaneous

            SECTION 11.01. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

            SECTION 11.02. This Agreement may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of each of the parties hereto.

            SECTION 11.03. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, and successors and assigns. Neither CPI nor Rodamco nor any Rodamco Subsidiary nor any HRE Subsidiary may assign its rights under this Agreement without the prior written consent of the other, except that either party may assign its rights hereunder to a wholly owned subsidiary which assumes the obligations of such party hereunder. No assignment shall relieve the assignor of any obligations hereunder.

            SECTION 11.04. All understandings and agreements heretofore had between CPI and Rodamco, including the letter from CPI to Rodamco dated November 13, 1996, are merged into this Agreement and the Exhibits hereto, which fully and completely express the parties' agreement with respect to all matters pertaining to the subject matter hereof.

            SECTION 11.05. At any time prior to, on or after the First Closing Date, each party shall execute and deliver to the other party any additional documents and instruments which are reasonably necessary to further assure the consummation of the transactions contemplated hereby; provided that such additional documents and instruments do not impose any material additional cost or liability on the party delivering the same.

            SECTION 11.06. This Agreement is for the sole and exclusive benefit of the parties hereto, and their respective permitted successors and assigns, and no third party is intended to or shall have any rights hereunder. Notwithstanding the preceding sentence, the indemnities set forth in this Agreement are intended for the benefit of, and shall be enforceable by, the indemnitees thereunder.

            SECTION 11.07. (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they refer or apply or otherwise affect the interpretation hereof.

            (b) The terms "hereby", "hereof", "herein", "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

            (c) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

            (d) The terms "include", "including", "including specifically" and similar terms shall be construed as if followed by the phrase "without limitation" or "and without limitation", as applicable.

            (e) As used in this Agreement, the term "Assignment" shall mean an agreement substantially in the form of Exhibit C and the term the "Assignments" shall mean collectively, the Assignments to be delivered in accordance with and pursuant to Sections 1.01 and 1.02 hereof.

            (f) As used in this Agreement, the term "affiliate", as applied to any person, shall mean any other person controlling, controlled by or under common control with such person. For purposes of the preceding sentence, (i) "control" of any person other than a natural person shall be deemed to be held by any other person owning, directly or indirectly, 10% or more of such person's voting securities and (ii) "control" of any partnership shall be deemed to be held by any general partner of such partnership.

            (g) As used in this Agreement, the term "Release" shall mean an agreement substantially in the form of Exhibit F and the term the "Releases" shall mean collectively, the Releases delivered pursuant to and in accordance with Sections 1.01 and 1.02 hereof.

            (h) The rights and remedies of the parties hereunder shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them, in any sequence or combination, and in one or more iterations.

            SECTION 11.08. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement or any document or instrument executed pursuant hereto by facsimile transmission shall be effective as delivery of an originally executed counterpart thereof.

            SECTION 11.09. If any provision of this Agreement shall be judicially or administratively held invalid or unenforceable for any reason, such holding shall not be deemed to affect, alter, modify or impair in any way any other provision hereof.

            SECTION 11.10. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without reference to its conflicts of laws provisions. Each of Rodamco and CPI irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Rodamco and CPI further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction to this Section
11.11. Each of Rodamco and CPI irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of Rodamco and CPI waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

            SECTION 11.11. Each of Rodamco and CPI acknowledges and agrees that the other party would be damaged irreparably in the event that the agreements contained in this Agreement are not performed in accordance with their specific terms which includes, but is not limited to the Second Closing, which is an essential bargained for element of the Exchange Transactions. Accordingly, each party hereto agrees that the other shall be entitled to specifically enforce this Agreement, including the consummation of the Exchange Transactions, in addition to any other remedy to which the nonbreaching party may be entitled at law or in equity without the posting of any bond or proof of damages.

            SECTION 11.12. Each of Rodamco and the Rodamco Subsidiaries hereby acknowledges and agrees that, upon the transfer of the Initial Rodamco Shares and the Remaining Rodamco Shares to CPI pursuant to this Agreement, all rights of the Rodamco Subsidiaries with respect to such Rodamco Shares, whether arising under the Purchase Agreement dated December 29, 1989, between CPI and Rodamco N.V. (the "Purchase Agreement"), the letter agreement dated December 29, 1989, between CPI and Rodamco N.V. (the "Letter Agreement") or under any other agreement or arrangement, written or oral, or in any other manner, shall be deemed to be transferred therewith, and all rights of Rodamco or the Rodamco Subsidiaries or any of their respective affiliates under the Share Purchase Agreement, the Letter Agreement or otherwise relating to the Rodamco Shares shall be terminated and of no further force or effect.

            SECTION 11.13. Rodamco and CPI acknowledge and agree that the fair market value of the Partnership Interests in CPI-Northstar is $143 million, that the fair market value of the Partnership Interests in Bellwether Florida is $101.1 million and that the fair market value of Partnership Interests in Maplewood is $86.3 million (in each case without regard to Working Capital). Rodamco and CPI agree that they will file all their tax returns (and cause their respective affiliates to file all their tax returns) on a basis consistent with the foregoing fair market value amounts.

            SECTION 11.14. The following notification is hereby given pursuant to Florida Statute Section 404.056(6) (1995):

            RADON GAS: Radon is naturally occurring radio-active gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

            SECTION 11.15. The parties hereby agree that neither this Agreement nor any memorandum or notice hereof shall be recorded.

            SECTION 11.16. CPI, CRC, Rodamco, each of the Rodamco Subsidiaries and each of the HRE Subsidiaries, each after consultation with an attorney of its own selection (which counsel was not directly or indirectly identified, suggested or selected by the other party or any agent of the other party), hereby voluntarily waives its rights under the Deceptive Trade Practices - Consumer Protection Act

(Section 17.41, et seq., Business and Commerce Code), a law that gives consumers special rights and protections. The parties hereby acknowledge to the other that neither party is in a significantly disparate bargaining position.

                                   ARTICLE XII

                                   Exculpation

            SECTION 12.01. Rodamco understands that the name "Corporate Property Investors" is the designation of the trustees thereof under the Declaration of Trust, on file with the Secretary of State of the Commonwealth of Massachusetts, and neither the shareholders nor the Trustees, officers, employees or agents of the Trust created thereby, nor any of their personal assets, shall be liable hereunder and all persons dealing with the Trust shall look solely to the Trust estate for the payment any claims hereunder or for the performance hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        CORPORATE PROPERTY INVESTORS,


                                           by
                                              -----------------------
                                              Name:
                                              Title:

                                        RODAMCO NORTH AMERICA B.V.,


                                           by /s/ Rodamco North America B.V.
                                              -------------------------------
                                              Name:
                                              Title:

For the limited purpose of
consenting and agreeing
to the provisions of
Section 11.12:

RODAMCO N.V.,


  by /s/ Rodamco N.V.
     ----------------
     Name:
     Title: